Exhibit 2.2

                                    ADDENDUM
                                    --------

         This Addendum is hereby made this 28 day of April, 2003 to that certain Purchase and Sale Agreement dated 01/10/03, by and between NATIONAL RESIDENTIAL PROPERTIES, INC. (the "Seller") and SALOMON YUKEN and/or assigns (the "Purchaser") for the following described real property:

Lots 10, 11, and 12, in Block 2, Less the South 20.00 feet of Lots 11 and 12 of Plat of Ridgeview, according to the Plat thereof, as recorded in Plat Book 4. Page 120, of the Public Records of Miami-Dade County, Florida.

And

Lots 24, 25, 26, and 27, lass the East 20 feet of Each Lot and Less the South
20.00 fact of Lot 27; in Block 44, of Supplemental Plat of Riverside Farms, according to the Plat thereof, as recorded in Plat Book 2, Page 88, of the Public Records of Miami-Dade County, Florida.

         Said contract is hereby amended as follows:

         1.    Purchase Price is reduced to $1,500,000.00,

         2. Purchaser will reimburse Seller at time of closing $50,000.00 for Architectural and Engineering expenses.

         3. The Contract Closing date is hereby extended to on or before 07/01/03.

         4. The remaining terms of the Purchase and Sale Agreement shall remain intact and in Full Force and effect.

         Signed at Miami-Dade County, Florida this 28 day of April, 2003.

                                        SELLERS:

--------------------------------------  NATIONAL RESIDENTIAL PROPERTIES, INC.,
Witness                                 a Nevada corporation


                                        By: /s/ RICHARD ASTROM
--------------------------------------     -------------------------------------
Witness

                                        PURCHASER:

/s/ M. RODRIGUEZ                         /s/ SALOMON YUKEN
--------------------------------------  ----------------------------------------
Witness  M. Rodriguez                   Salomon Yuken

 /s/ BARBARA PICCIONE
--------------------------------------
Witness  Barbara Piccione























































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